UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 2, 2026

BUSINESS FIRST BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Louisiana	001-38447	20-5340628
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Laurel Street, Suite 101 Baton Rouge, Louisiana		70801
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (225) 248-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BFST	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K with respect to the Purchase Agreement is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 2, 2026, Business First Bancshares, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Purchase Agreement”) with certain qualified institutional buyers and accredited investors pursuant to which the Company sold and issued $85.0 million in aggregate principal amount of 6.50% fixed-to-floating rate subordinated notes due 2036 (the “Notes”) in a private placement transaction. The Notes were offered and sold in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D thereunder.

The Notes will initially bear interest at 6.50% per annum beginning April 2, 2026, through but excluding March 31, 2031. From and including March 31, 2031, through but excluding April 2, 2036, or earlier redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then-current three-month SOFR plus 300 basis points. The Notes may be redeemed, at the Company’s option, on or after the fifth anniversary of the issue date and are redeemable upon the occurrence of certain events prior to the fifth anniversary of the issue date.

The Purchase Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants.

Upon the occurrence of certain events of default, such as the bankruptcy of the Company, the holder of a Note may declare the principal amount of the Note to be due and immediately payable. The Notes will be unsecured, subordinated obligations of the Company and will rank junior in right of payment to the Company’s existing and future senior indebtedness. The Notes are not convertible into common stock or preferred stock, and are not callable by the holders. The Notes have been structured to qualify as Tier 2 capital under bank regulatory guidelines.

The proceeds from the sale of the Notes will be utilized to redeem the Company’s $66.93 million in outstanding subordinated notes, to provide additional capital support to b1BANK, to support growth, to better position the Company to take advantage of strategic opportunities that may arise from time to time, to repay existing Company borrowings, and for other general corporate purposes.

The foregoing descriptions of the Purchase Agreement and the Notes do not purport to be complete and are qualified in their entirety by reference to the forms of the Purchase Agreement and the Notes which are attached hereto as Exhibits 10.1, 4.1, 4.2, respectively, and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with the offering of the Notes, the Company made presentations to potential investors, a copy of which is furnished herewith as Exhibit 99.1.

On April 2, 2026, the Company issued a press release regarding the offering of the Notes, a copy of which is furnished herewith as Exhibit 99.2.

The information contained in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Global Subordinated Note.

4.2	Form of Subordinated Note.

10.1	Subordinated Note Purchase Agreement, dated April 2, 2026, by and among Business First Bancshares, Inc. and the Purchasers named therein.

99.1	Business First Bancshares, Inc. Investor Presentation regarding the Private Placement of Subordinated Notes, dated March 2026.

99.2	Press Release of Business First Bancshares, Inc., dated April 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 2, 2026.

BUSINESS FIRST BANCSHARES, INC.

By:	/s/ David R. Melville, III
David R. Melville, III
President and Chief Executive Officer